As filed with the Securities and Exchange Commission on November 17, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
AVANIR Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0314804 (I.R.S. Employer Identification No.)
101 Enterprise, Suite 300
Aliso Viejo, California 92656
(949) 389-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Keith A. Katkin
Chief Executive Officer
101 Enterprise, Suite 300, Aliso Viejo, California 92656
(949) 389-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Ryan A. Murr
Goodwin Procter LLP
Three Embarcadero Center, 24th Floor
San Francisco, California 94111
Telephone: (415) 733-6000
Facsimile: (415) 677-9041

     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the registrant shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☑ File No. 333-169175
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Securities	Aggregate Offering	Registration
to be Registered(1)	Price	Fee
Common Stock, $0.0001 par value per share	$15,000,000(1)	$1,069.50
Preferred Stock, $0.0001 par value per share
Debt Securities
Warrants

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. This registration statement registers an indeterminate number of shares of common stock, preferred stock, debt securities and warrants that the registrant may sell from time to time. The registrant previously registered securities at an aggregate offering price not to exceed $75,000,000 on a Registration Statement on Form S-3 (File No. 333-169175), which was declared effective on October 27, 2010. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $15,000,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
          This registration statement is being filed to register additional shares of our common stock, par value $0.0001 per share, preferred stock, par value $0.0001 per share, debt securities and warrants with an aggregate public offering price not to exceed $15,000,000, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. This registration statement relates to our registration statement on Form S-3 (File No. 333-169175), which was declared effective by the Securities and Exchange Commission on October 27, 2010. In accordance with Rule 462(b), this registration statement incorporates by reference our registration statement on Form S-3 (File No. 333-169175), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2009 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
*    *    *

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
     The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit
Number	Description of Exhibit
5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of KMJ Corbin & Company LLP

24.1	Power of Attorney (1)

(1)	Included on signature page.
*    *    *

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Aliso Viejo, State of California, on November 17, 2010.

Avanir Pharmaceuticals, Inc.
By:	/s/ Keith Katkin
Keith A. Katkin
President and Chief Executive Officer
POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints each of Keith A. Katkin and Christine G. Ocampo as his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Keith Katkin	President, Chief Executive Officer and Director	November 17, 2010
Keith A. Katkin	(Principal Executive Officer)

/s/ Christine Ocampo	Vice President, Finance	November 17, 2010
Christine G. Ocampo	(Principal Financial and Accounting Officer)

/s/ Stephen Austin	Director	November 17, 2010
Stephen G. Austin

/s/ Charles Mathews	Director	November 17, 2010
Charles A. Mathews

/s/ David Mazzo	Director	November 17, 2010
David J. Mazzo, Ph.D.

/s/ Dennis Podlesak	Director	November 17, 2010
Dennis G. Podlesak

Signature	Title	Date

/s/ Craig Wheeler	Director	November 17, 2010
Craig A. Wheeler

/s/ Scott Whitcup	Director	November 17, 2010
Scott M. Whitcup, M.D.

AVANIR PHARMACEUTICALS, INC.
EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of KMJ Corbin & Company LLP

24.1	Power of Attorney (1)

(1)	Included on signature page.